SciClone Reports Third Quarter 2005 Results

SAN MATEO, CA -- 11/01/2005 -- SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) today reported results for the third quarter and nine months ended September 30, 2005. For the third quarter 2005, revenues from the sale of ZADAXIN®, SciClone's lead product, were $7,016,000, an increase of 22% compared with revenues of $5,753,000 reported for the third quarter 2004. For the nine months ended September 30, 2005, revenues totaled $20,528,000, an increase of 22% compared with revenues of $16,780,000 for the same period of 2004. The increase in revenues for the third quarter and nine months ended September 30, 2005 is primarily attributable to an increase in the quantity of ZADAXIN sold to the China market, which accounts for approximately 90% of overall ZADAXIN sales.

Net loss for the third quarter 2005 totaled $3,089,000, or $0.07 per share. This compares with a net loss of $4,913,000, or $0.11 per share, for the third quarter 2004. For the nine months ended September 30, 2005, net loss was $6,088,000, or $0.13 per share, compared with $10,923,000, or $0.24 per share, for the nine months ended September 30, 2004. The net loss for the third quarter and the nine months ended September 30, 2005 included a $472,000, or $0.01 per share, non-cash expense primarily attributable to the expensing of stock price performance-based options.

"We are entering an exciting time at SciClone with data available soon from trials evaluating ZADAXIN's efficacy in different clinical settings," commented Ira D. Lawrence, M.D., SciClone's President and Chief Executive Officer. "In the fourth quarter, we expect to report ZADAXIN clinical trial data from the first of our two U.S. phase 3 hepatitis C trials and from the original 320-patient cohort in the European phase 2 malignant melanoma trial. In addition, we expect to complete our phase 1 trials evaluating SCV-07 in healthy volunteers by year-end, and report data from these trials in early 2006. Internationally, our continuing strong ZADAXIN sales growth is chiefly driven by our significant marketing organization in China. To capitalize on this strength in China, we are evaluating in-licensing opportunities to further increase sales in this important, rapidly growing pharmaceutical market."

Contract revenue for the third quarters of 2005 and 2004 was $134,000. For the nine months ended September 30, 2005, contract revenue totaled $402,000, compared with $1,497,000 for the nine months ended September 30, 2004. Contract revenue for the nine months ended September 30, 2004 included a $1,000,000 milestone payment from Sigma-Tau, SciClone's European marketing and development partner for ZADAXIN.

Research and development expenses for the third quarter 2005 totaled $4,233,000, a 13% decrease from the $4,858,000 for the third quarter 2004. Research and development expenses for the nine months ended September 30, 2005 were $11,193,000, compared with research and development expenses of $13,552,000 for the nine months ended September 30, 2004. These decreases are mainly attributable to the reduction in expenses associated with SciClone's U.S. phase 3 hepatitis C trials that are targeted for completion at the end of 2005.

Cash, cash equivalents and short-term investments totaled $49,524,000 at September 30, 2005, compared with $49,415,000 at June 30, 2005 and $ 52,986,000 at September 30, 2004. Cash, cash equivalents and short-term investments were essentially unchanged from June 30, 2005 to September 30, 2005 mainly due to cash provided by the exercise of stock options, and given certain non-cash expenses associated with option grants largely offsetting operating expenses.

Update on Discussions with Schering Plough KK

SciClone and Schering Plough K.K. (SPKK) recently agreed to mediation of SciClone's substantial claims arising from SPKK's management and conduct of the clinical trials in Japan. SciClone believes that it is appropriate to mediate the dispute before resorting to arbitration with SPKK. SciClone's objective is to conclude mediation before the end of 2005. Should this not occur or if the companies are unable to reach a satisfactory conclusion, SciClone is prepared to pursue arbitration.

2005 Financial Guidance

SciClone is revising its financial guidance for certain financial items for the full year 2005. SciClone is maintaining its guidance for revenues from the sale of ZADAXIN of between $27 and $28 million. SciClone is raising its guidance for research and development expenses from between $14 and $15 million to between $15 and $16 million and its guidance for net loss from between $8 and $9 million to between $8.5 and $9.5 million, or from between $0.18 and $0.20 per share to between $0.19 and $0.21 per share. SciClone is maintaining its estimate of cash, cash equivalents and short-term investments at December 31, 2005 to be between $43 and $44 million.

Third Quarter Highlights

--  In September 2005, SciClone reported that it expects to unblind and report top-line data by mid-December 2005 from the first of its two U.S.
    phase 3 hepatitis C trials.  These two phase 3 hepatitis C trials are designed to determine the benefit of adding ZADAXIN to pegylated interferon alpha to treat hepatitis C patients who have not responded to prior therapy.  SciClone expects to report final data from the second phase 3 trial in the early part of 2006.

--  In October 2005, SciClone announced the appointment of Israel Rios,
    M.D. as Chief Medical Officer.  Dr. Rios joins SciClone from Dendreon
    Corporation and brings over 25 years of pharmaceutical industry knowledge and extensive experience in clinical development and the regulatory approval process, particularly in the areas of oncology and infectious disease.

--  In October 2005, Cynthia Tuthill, Ph.D., SciClone's Vice President of
    Scientific Affairs, was acknowledged by the U.S. Civilian Research &
    Development Foundation (CRDF) for her contribution to the promotion of international collaborations in science and technology.  Through Dr.
    Tuthill's work, the CRDF granted funding to SciClone on behalf of Verta,
    Ltd., a Russian biotechnology company and inventor of SCV-07, for the clinical development of SCV-07 in Russia.  SciClone has the worldwide rights, outside of Russia, to SCV-07 and currently is evaluating SCV-07 in phase 1 clinical studies in the United States.
Conference Call

SciClone will host a conference call at 11:30 a.m. ET (8:30 a.m. PT) today, Tuesday, November 1, 2005. The call will contain forward-looking statements. Financial and statistical information to be discussed in the conference call will be posted on the investor relations section of SciClone's web site at www.sciclone.com prior to the commencement of the conference call.

DATE:           Tuesday, November 1, 2005

TIME:           11:30 a.m. ET (8:30 a.m. PT)

WEBCAST:        Live call and replay accessible at www.sciclone.com

LIVE CALL:      866-831-6291 (U.S./Canada)
                617-213-8860 (international)
                Passcode: 41644045
About SciClone

SciClone Pharmaceuticals is a biopharmaceutical company engaged in the development of therapeutics to treat life-threatening diseases. SciClone's lead product ZADAXIN® is currently being evaluated in two phase 3 hepatitis C clinical trials in the United States and one hepatitis C triple therapy clinical trial in Europe. ZADAXIN also is being evaluated in other late-stage clinical trials for the treatment of hepatitis B and certain cancers. The company's other principal drug development candidate is SCV-07, currently in phase 1 development, which is being evaluated for the treatment of viral and other infectious diseases. For more information about SciClone, visit www.sciclone.com.

The information in this press release contains forward-looking statements including our expectations and beliefs regarding future sales of our products, plans and expectations for 2005, and expectations regarding both of our U.S. phase 3 hepatitis C clinical trials. Words such as "expects," "plans," "believe," "may," "will," "anticipated," "intended" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, goals, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward- looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, including changes in demand for ZADAXIN, developments in our dispute with SPKK, the progress or failure of clinical trials, our actual experience in executing on our objectives, the performance of our partners, maintenance of the sufficiency and eligibility of the enrolled patient population, unanticipated delays or additional expenses incurred during our clinical trials, our future cash requirements, delays in analyzing and synthesizing data obtained from clinical trials, future actions of our strategic partners, unexpected delays in preparation for enrollment, future actions by the U.S. Food and Drug Administration or equivalent regulatory authorities in Europe and the fact that experimental data and clinical results derived from studies with a limited group of patients may not be predictive of the results of larger studies, as well as other risks and uncertainties described in SciClone's filings with the Securities and Exchange Commission.

                     SCICLONE PHARMACEUTICALS, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                               (Unaudited)

                        Three months ended          Nine months ended
                           September 30,               September 30,
                        2005          2004          2005          2004
                    ------------  ------------  ------------  ------------

Product sales       $  7,016,000  $  5,753,000  $ 20,528,000  $ 16,780,000
Contract revenue         134,000       134,000       402,000     1,497,000
                    ------------  ------------  ------------  ------------

Total revenues         7,150,000     5,887,000    20,930,000    18,277,000
Cost of product
 sales                 1,337,000     1,109,000     3,500,000     3,429,000
                    ------------  ------------  ------------  ------------

Gross margin           5,813,000     4,778,000    17,430,000    14,848,000

Operating expenses:
   Research and
    development        4,233,000     4,858,000    11,193,000    13,552,000
   Sales and
    marketing          2,668,000     2,317,000     7,428,000     7,290,000
   General and
    administrative     2,273,000     2,573,000     5,481,000     5,022,000
                    ------------  ------------  ------------  ------------
Total operating
 expenses              9,174,000     9,748,000    24,102,000    25,864,000
                    ------------  ------------  ------------  ------------

Loss from operations  (3,361,000)   (4,970,000)   (6,672,000)  (11,016,000)

Interest and
 investment income       368,000       156,000       887,000       384,000
Interest expense         (90,000)      (90,000)     (271,000)     (271,000)
Other income
 (expense), net           (6,000)       (9,000)      (32,000)      (20,000)
                    ------------  ------------  ------------  ------------

Net loss            $ (3,089,000) $ (4,913,000) $ (6,088,000) $(10,923,000)
                    ============  ============  ============  ============

Basic and diluted
 net loss per share $      (0.07) $      (0.11) $      (0.13) $      (0.24)
                    ============  ============  ============  ============

Weighted average
 shares used in
 computing basic
 and diluted net
 loss per share       45,725,431    44,651,084    45,146,287    44,610,958
                    ============  ============  ============  ============

                     SCICLONE PHARMACEUTICALS, INC.
                      CONSOLIDATED BALANCE SHEETS

                            ASSETS

                                             September 30,   December 31,
                                                 2005            2004
                                            --------------  --------------
                                              (unaudited)
Current assets:
   Cash and cash equivalents                $   36,241,000  $   41,204,000
   Restricted short-term investments               693,000         700,000
   Other short-term investments                 12,590,000       9,395,000
   Accounts receivable, net of allowance
    of $447,000 in 2005 and $452,000
    in 2004                                     10,279,000      10,279,000
   Inventories                                   3,475,000       4,179,000
   Prepaid expenses and other current assets       985,000       1,478,000
                                            --------------  --------------
Total current assets                            64,263,000      67,235,000
Property and equipment, net                        377,000         398,000
Intangible assets, net                             490,000         542,000
Other assets                                     1,535,000       1,534,000
                                            --------------  --------------
Total assets                                $   66,665,000  $   69,709,000
                                            ==============  ==============

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                         $    1,425,000  $    1,733,000
   Accrued compensation and employee
    benefits                                     1,907,000       2,177,000
   Accrued professional fees                       517,000         452,000
   Other accrued expenses                        2,142,000       1,409,000
   Accrued clinical trials expense               2,157,000       1,500,000
   Deferred revenue                                269,000         537,000
   Convertible notes payable                     5,600,000       4,000,000
                                            --------------  --------------
Total current liabilities                       14,017,000      11,808,000
Deferred revenue                                         -         134,000
Other long-term liabilities                              -       1,044,000
Convertible note payable                                 -       1,600,000
Commitments and contingencies
Stockholders' equity:
   Preferred stock; $0.001 par value;
    10,000,000 shares authorized; no
    shares outstanding in 2005 and 2004                  -               -
   Common stock; $0.001 par value;
    75,000,000 shares authorized;
    45,856,863 and 44,677,845 shares
    issued and outstanding in 2005 and
    2004, respectively                              46,000          45,000
   Additional paid-in capital                  210,205,000     206,608,000
   Accumulated other comprehensive income           53,000          38,000
   Accumulated deficit                        (157,656,000)   (151,568,000)
                                            --------------  --------------
Total stockholders' equity                      52,648,000      55,123,000
                                            --------------  --------------
Total liabilities and stockholders'
 equity                                     $   66,665,000  $   69,709,000
                                            ==============  ==============

                     SCICLONE PHARMACEUTICALS, INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (Unaudited)

                                                  Nine months ended
                                                    September 30,
                                                 2005           2004
                                            --------------  --------------

Operating activities:
Net loss                                    $   (6,088,000) $  (10,923,000)
Adjustments to reconcile net loss to net
 cash used in operating activities:
   Depreciation and amortization                   166,000         157,000
   Non-cash expense related to employee
    stock options                                  472,000               -
   Changes in operating assets and
    liabilities:
      Accounts receivable                                -         (47,000)
      Inventories                                  704,000       1,442,000
      Prepaid expenses and other assets            474,000       1,721,000
      Accounts payable and other accrued
       expenses                                    (76,000)     (2,017,000)
      Accrued compensation and employee
       benefits                                   (814,000)        820,000
      Accrued clinical trials expense              657,000        (889,000)
      Accrued professional fees                     65,000          16,000
      Deferred revenue                            (402,000)       (402,000)
                                            --------------  --------------
Net cash used in operating activities           (4,842,000)    (10,122,000)
                                            --------------  --------------

Investing activities:
   Purchases of property and equipment             (73,000)       (166,000)
   Purchases of short-term investments          (3,173,000)        (56,000)
                                            --------------  --------------
Net cash used in investing activities           (3,246,000)       (222,000)
                                            --------------  --------------

Financing activities:
   Proceeds from issuances of common stock,
    net of financing costs                       3,125,000         236,000
                                            --------------  --------------
Net cash provided by financing activities        3,125,000         236,000
                                            --------------  --------------

Net decrease in cash and cash equivalents       (4,963,000)    (10,108,000)
Cash and cash equivalents, beginning of
 period                                         41,204,000      52,899,000
                                            --------------  --------------
Cash and cash equivalents, end of period    $   36,241,000  $   42,791,000
                                            ==============  ==============

Corporate contact:
Becky Horner
Investor Relations
SciClone Pharmaceuticals, Inc.
650-358-3437